Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)

In re:	)	Chapter 11

)

NEBRASKA BOOK COMPANY, INC., et al.,[1]	)	Case No. 11-12005 (PJW)

)

Debtors.	)	Jointly Administered

	) ) )	Related Docket No. 1231, 1248, 1257, 1261, 1267, 1268, 1271

FURTHER REVISED ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN

OF REORGANIZATION OF NEBRASKA BOOK COMPANY, INC.,

ET AL., PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

The Third Amended Joint Plan of Reorganization of Nebraska Book Company, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code (as amended, supplemented, or modified from time to time, the “Plan”),2 attached hereto as Exhibit A, filed by Nebraska Book Company, Inc. and the other debtors in the above-captioned chapter 11 cases (collectively, the “Debtors”), having been filed with this Court (the “Bankruptcy Court”); and the Bankruptcy Court having entered, after due notice and a hearing, an order dated April 12, 2012 (the “Disclosure Statement Order”) [Docket No. 1093], among other things, (a) approving the Disclosure Statement, (b) establishing the voting record date, voting deadline, and other dates, (c) approving procedures for soliciting, receiving, and tabulating votes on the Plan and for filing objections to the Plan, and (d) approving the manner and forms of notice and other related documents; and the

[1]

The debtors in these chapter 11 cases, along with the last four digits of each debtor’s federal tax identification number include: Nebraska Book Company, Inc. (9819); Campus Authentic LLC (9156); College Bookstores of America, Inc. (9518); NBC Acquisition Corp. (3347); NBC Holdings Corp. (7477); NBC Textbooks LLC (1425); Net Textstore LLC (6469); and Specialty Books, Inc. (4807). The location of the debtors’ service address is: 4700 South 19th Street, Lincoln, Nebraska 68512.

[2]	All capitalized terms used but otherwise not defined herein shall have the meanings set forth in the Plan.

Disclosure Statement having been transmitted to all Holders of Claims in Classes 1, 4, and 5 (collectively, the “Voting Classes”) as provided for by the Disclosure Statement Order; and the Bankruptcy Court having found that the Debtors filed the Plan Supplement on May 11, 2012, as required under the Plan and Disclosure Statement Order; and the Bankruptcy Court having held the Confirmation Hearing before the Bankruptcy Court on May 30, 2012, after due notice to Holders of Claims and Interests and other parties in interest in accordance with the Disclosure Statement, the Disclosure Statement Order, title 11 of the United States Code (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Local Rules of Bankruptcy Practice and Procedure for the United States Bankruptcy Court for the District of Delaware (the “Local Bankruptcy Rules”); and the Bankruptcy Court being familiar with the Plan and other relevant factors affecting the Chapter 11 Cases; and upon all of the proceedings had before the Bankruptcy Court, and after full consideration of: (a) the objections filed on the Bankruptcy Court’s docket;3 (b) the Memorandum of Law of the Debtors In Support of Entry of an Order Confirming the Third Amended Joint Plan of Reorganization of Nebraska Book Company, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1236] (the “Confirmation Brief”); (c) the Declaration of Barry S. Major In Support of the Third Amended Joint Plan of Reorganization of Nebraska Book Company, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1239] (the “Major Declaration”); (d) the Declaration of Todd Snyder In Support of the Third Amended Joint Plan of Reorganization of Nebraska Book Company, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1237] (the “Snyder Declaration”); (e) the Declaration of Alan Holtz In Support of the Third

[3]	The Objections are located at [Docket Nos. 594, 596, 601, 650, 651, 673, 699, 698, 701, 708, 713, 741, 742, 782, 1053, 1059, 1190, 1191, 1198, 1199, and 1204].

Amended Joint Plan of Reorganization of Nebraska Book Company, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1239] (the “Holtz Declaration”); (f) the Certification of David Hartie with Respect to the Tabulation of Votes on the Third Amended Joint Plan of Reorganization of Nebraska Book Company, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1234] (the “Voting Report”); (g) the testimony contained in each of the foregoing and any additional testimony presented to the Bankruptcy Court; and (h) all other evidence proffered or adduced at, memoranda and objections filed in connection with, and arguments of counsel made at, the Confirmation Hearing; and after due deliberation and sufficient cause appearing therefor, it hereby is DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

1. Findings and Conclusions. The determinations, findings, judgments, decrees, and orders set forth and incorporated in this order (the “Order”) constitute the Bankruptcy Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. Each finding of fact set forth or incorporated herein, to the extent it is or may be deemed a conclusion of law, shall also constitute a conclusion of law. Each conclusion of law set forth or incorporated herein, to the extent it is or may be deemed a finding of fact, shall also constitute a finding of fact.

2. Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. §§ 157(b)(2) and 1334(a)). The Bankruptcy Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334. Venue is proper pursuant to 28 U.S.C. §§1408 and 1409. Confirmation is a core proceeding pursuant to 28 U.S.C. § 157(b), and the Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

3. Judicial Notice. The Bankruptcy Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Bankruptcy Court, including, without limitation, all pleadings and other documents filed and orders entered thereon. The Bankruptcy Court also takes judicial notice of all evidence proffered or adduced and all arguments made at the hearings held before the Bankruptcy Court during the pendency of the Chapter 11 Cases.

4. Solicitation and Notice. The Plan, Disclosure Statement, Disclosure Statement Order, notice of the Confirmation Hearing, and an appropriate ballot (collectively, the “Ballots”) for voting on the Plan with a return envelope or a notice of non-voting status (in substantially the forms approved pursuant to the Disclosure Statement Order) (collectively, the “Solicitation Materials”) were transmitted and served in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order. The solicitation of votes on the Plan complied with the solicitation procedures in the Disclosure Statement Order, was appropriate, and satisfactory based upon the circumstances of the Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code and the Bankruptcy Rules.

5. Notice. As evidenced by the Affidavit of Service of Evan Gershbein re: Solicitation Materials Served on or Before April 17, 2012 [Docket No. 1124], the Affidavit of Service of David Hartie re: Solicitation Materials Served on or Before April 17, 2012 [Docket No. 1125], the Verification of Publication of Notice of Confirmation Hearing in USA Today [Docket No. 1139], and the Affidavit of Publication of Notice of Confirmation Hearing in The Wall Street Journal [Docket No. 1140]; all parties required to be given notice of the Confirmation Hearing (including the deadline for filing and serving objections to Confirmation) have been provided due, proper, timely, and adequate notice and have had an opportunity to appear and be heard with respect thereto. No other or further notice is required.

6. Voting. Votes to accept or reject the Plan have been solicited and tabulated in good faith and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order.

7. Burden of Proof. The Debtors have met their burden of proving the elements of 1129 of the Bankruptcy Code by a preponderance of the evidence.

8. Notice of Plan Supplement Documents. The documents identified in the Plan Supplement were filed as required and notice of such documents was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases and was in compliance with the provisions of the Plan, the Disclosure Statement Order, the Bankruptcy Code, and the Bankruptcy Rules.

9. Rules of Interpretation. This Order shall be interpreted according to the rules of interpretation set forth in Article I.B of the Plan.

MODIFICATIONS TO THE PLAN

10. Plan Modifications. Subsequent to filing the Plan on April 12, 2012, the Debtors made certain modifications to the Plan (the “Plan Modifications”), which are reflected in the version of the Plan attached hereto. Except as provided for by law, contract, or prior order of the Bankruptcy Court, the modifications made since the commencement of solicitation either: (a) do not adversely affect the recovery on account of any Claim or Interest under the Plan; or (b) the affected Holders of Claims or Interests have accepted such modifications in writing in accordance with Bankruptcy Rule 3019(a). Prior notice regarding the substance of the modifications, together with the filing with the Bankruptcy Court of the Plan as modified by the Plan Modifications and the disclosure of the Plan Modifications on the record at the Confirmation Hearing, constitute due and sufficient notice thereof. Accordingly, pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, none of these modifications require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of votes under section 1126 of the Bankruptcy Code (especially in light of previously provided disclosures), nor do they require that Holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan. The Plan as modified and attached hereto shall constitute the Plan submitted for Confirmation by the Bankruptcy Court.

11. Deemed Acceptance of Plan as Modified. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims and Interests who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are deemed to have accepted the Plan as modified by the Plan Modifications. No Holder of a Claim or Interest shall be permitted to change its vote as a consequence of the Plan Modifications.

12. Plan Compliance with the Bankruptcy Code (11 U.S.C. §§ 1122, 1123, 1125, and 1127). The Plan fully complies with sections 1122 and 1123 of the Bankruptcy Code. The Debtors have complied with section 1125 with respect to the Disclosure Statement and the Plan. The requirements of section 1127 of the Bankruptcy Code have been satisfied.

CONFIRMATION

13. Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code, including, without limitation, sections 1122 and 1123 of the Bankruptcy Code.

(a) Proper Classification (11 U.S.C. §§ 1122 and 1123(a)(1)). Article III of the Plan designates Classes of Claims and Interests, other than Administrative Claims and Priority Tax Claims, which, pursuant to section 1123(a)(1) of the Bankruptcy Code, need not be designated into Classes. As required by section 1122(a) of the Bankruptcy Code, each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. Valid reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan. The Plan, therefore, satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(b) Specified Unimpaired and Impaired Classes (11 U.S.C. §§ 1123(a)(2) and 1123(a)(3)). Article III of the Plan specifies that Claims and Interests in Classes 2, 3, 7, and 8 are Unimpaired. Article III of the Plan also specifies the treatment of each Impaired Class under the Plan, which are Classes 1, 4, 5, 6, 9, and 10. The Plan, therefore, satisfies sections 1123(a)(2) and 1123(a)(3) of the Bankruptcy Code.

(c) No Discrimination (11 U.S.C. § 1123(a)(4)). Article III of the Plan provides the same treatment for each Claim or Interest within a particular Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment with respect to such Claim or Interest. The Plan, therefore, satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

(d) Implementation of the Plan (11 U.S.C. § 1123(a)(5)). The Plan and the various documents and agreements set forth in the Plan Supplement provide adequate and proper means for the Plan’s implementation, including, without limitation: (i) the continued corporate existence of the Debtors; (ii) the consummation of the Restructuring Transactions, including those described in the Restructuring Transactions Memorandum; (iii) generally allowing for all corporate action necessary to effectuate the Plan (including the assumption of agreements, or entry into new agreements) with existing management, appointment of the directors and officers of the Reorganized Debtors, the distribution of the New Common Equity, and issuance of any securities required to be issued pursuant to the Plan; (iv) the adoption and filing of the New Organizational Documents; (v) cancellation of existing securities and agreements and surrender of existing securities (except as set forth in Article IV.J of the Plan); (vi) adoption and implementation of the Management Equity Incentive Plan; (vii) identification of sources of consideration from which the Debtors will make distributions under Plan; and (viii) preservation of certain of the Debtors’ Causes of Action. The Plan, therefore, satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

(e) Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)). Article IV.L of the Plan provides that the New Organizational Documents will prohibit the issuance of non-voting securities. The Plan, therefore, satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

(f) Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)). Article IV.M of the Plan describes the manner of selection of directors and officers of the Reorganized Debtors. Such provisions are entirely consistent with the interests of creditors, equity security holders, and public policy. The Plan, therefore, satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

(g) Discretionary Contents of the Plan (11 U.S.C. § 1123(b)). The other provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code. The Plan, therefore, satisfies the requirements of section 1123(b) of the Bankruptcy Code.

14. The Debtors’ Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code. Specifically the Debtors: (a) are proper debtors under section 109 of the Bankruptcy Code; (b) have complied with all applicable provisions of the Bankruptcy Code, including section 1125, except as otherwise provided or permitted by order of the Bankruptcy Court; and (c) have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order in transmitting the Solicitation Materials and in tabulating the votes with respect to the Plan.

15. Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In so determining, the Bankruptcy Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, and the process leading to its Confirmation. The Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to reorganize and emerge from bankruptcy with a capital structure that will allow them to satisfy their obligations with sufficient liquidity and capital resources. The Plan, therefore, satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code.

16. Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). Payments made or to be made by the Debtors for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, have been approved by, or are subject to the approval of, the Bankruptcy Court as reasonable. The Plan, therefore, satisfies the requirements of section 1129(a)(4) of the Bankruptcy Code.

17. Directors, Officers, and Insiders (11. U.S.C. § 1129(a)(5)). The Debtors have disclosed, in the Plan Supplement, the identity and affiliations of the individuals proposed to serve as the initial directors and officers of the Reorganized Debtors and the identity and nature of any compensation for any insider who will be employed or retained by the Reorganized Debtors. The proposed directors and officers for the Reorganized Debtors are qualified, and the appointments to, or continuance in, such offices by the proposed directors and officers is consistent with the interests of the Holders of Claims and Interests and with public policy. The Debtors have also disclosed the identity of all insiders that that will be employed by the Reorganized Debtors and the nature of the compensation such insiders will receive. The Debtors have, therefore, satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code.

18. No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission and will not require governmental regulatory approval. Therefore, section 1129(a)(6) of the Bankruptcy Code does not apply to the Chapter 11 Cases.

19. Best Interests of Creditors (11 U.S.C. § 1129(a)(7)). Each Holder of an Impaired Claim or Impaired Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date. The Liquidation Analysis contained in the Disclosure Statement and the other evidence related thereto, as supplemented by any evidence proffered or adduced at or prior to the Confirmation Hearing, are persuasive and credible. The methodology used and assumptions made in the Liquidation Analysis, as supplemented by any evidence proffered or adduced at or prior to the Confirmation Hearing, are reasonable. The Plan, therefore, satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

20. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Section 1129(a)(8) of the Bankruptcy Code requires that each class of claims or interests must either accept a plan or be unimpaired under a plan. Classes 2, 3, and 7 are Unimpaired Classes of Claims and Class 8 is a Class of Unimpaired Intercompany Interests, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. Classes 1, 4, and 5, the Impaired Classes entitled to vote on the Plan, have voted to accept the Plan. Classes 6, 9, and 10 are not receiving any distributions under the Plan and are conclusively presumed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Plan, therefore, does not satisfy the requirements of section 1129(a)(8) of the Bankruptcy Code. Nevertheless, as discussed more fully in paragraph 27, the Plan may be confirmed because the Debtors have met the requirements of section 1129(b) of the Bankruptcy Code.

21. Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Claims and Priority Tax Claims as set forth in Article II of the Plan is in accordance with the requirements of section 1129(a)(9) of the Bankruptcy Code. The Plan, therefore, satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code.

22. Acceptance by at Least One Impaired Class of Claims (11 U.S.C. § 1129(a)(10)). As set forth in the Voting Report, Classes 1, 4, and 5, all Impaired Classes of Claims under the Plan, voted to accept the Plan. The Plan, therefore, satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code.

23. Feasibility of the Plan (11 U.S.C. § 1129(a)(11)). Based upon the evidence proffered or adduced at or prior to, or in the Snyder Declaration filed in connection with, the Confirmation Hearing, the Plan is feasible and Confirmation is not likely to be followed by the Reorganized Debtors liquidating or requiring further financial reorganization. The Plan, therefore, satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

24. Payment of Bankruptcy Fees (11 U.S.C. § 1129(a)(12)). Article XII.C of the Plan provides for the payment of all fees payable by the Debtors under 28 U.S.C. § 1930(a). The Plan, therefore, satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

25. Retiree Benefits (11 U.S.C. § 1129(a)(13)). Article IV.R of the Plan provides that on or after the Effective Date of the Plan, the payment of all retiree benefits, as defined in section 1114 of the Bankruptcy Code, will continue in accordance with applicable law. The Plan, therefore, satisfies section 1129(a)(13) of the Bankruptcy Code.

26. Non-applicability of Certain Sections (11 U.S.C. §§ 1129(a)(14), (15), and (16)). The Debtors do not owe any domestic support obligations, are not individuals, and are not nonprofit corporations. Therefore, sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases.

27. Confirmation of Plan Over Nonacceptance of Impaired Classes (11 U.S.C. § 1129(b)). Holders of Classes 6, 9, and 10 are wholly-impaired under the Plan and conclusively deemed to have rejected the Plan. Notwithstanding the fact that not all Impaired Classes have voted to accept the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met. Second, the Plan is fair and equitable with respect to Holders of Claims and Interests in Classes 6, 9, and 10 because there is no Class of Claims or Interests junior to Classes 6, 9, and 10 that will receive or retain any property under the Plan on account of such Claims or Interests. Third, the Plan does not discriminate unfairly with respect to Classes 6, 9, and 10 because similarly situated creditors will receive substantially similar treatment irrespective of Class. The Plan, therefore, satisfies the requirements of section 1129(b) of the Bankruptcy Code and may be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan.

28. Only One Plan (11 U.S.C. § 1129(c)). Other than the Plan (including previous versions thereof), no other plan has been filed for the Debtors in the Chapter 11 Cases. The Plan, therefore, satisfies the requirements of section 1129(c) of the Bankruptcy Code.

29. Principal Purpose of the Plan (11 U.S.C. § 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act, 15 U.S.C. § 77e. The Plan, therefore, satisfies the requirements of section 1129(d) of the Bankruptcy Code.

30. Good Faith Solicitation (11 U.S.C. § 1125(e)). Based on the record in the Chapter 11 Cases, the Released Parties and Exculpated Parties have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all their respective activities relating to the Plan, including, but not limited to, any action or inaction in connection with their participation in the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article VIII.E of the Plan.

31. Satisfaction of Confirmation Requirements. Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

DECREES

32. Confirmation. The Plan, including all exhibits thereto, is approved in its entirety and confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan and the Plan Supplement and each of the documents comprising the Plan Supplement are incorporated by reference into and are an integral part of the Plan and are hereby approved.

33. Objections. All objections and all reservations of rights that have not been withdrawn, waived, or settled pertaining to Confirmation are overruled on the merits.

34. Omission of Reference to Particular Plan Provisions. The failure to specifically describe or include any particular provision of the Plan in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Bankruptcy Court that the Plan be approved and confirmed in its entirety.

35. Plan Classifications Controlling. The classification of Claims and Interests for purposes of distributions made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the Holders of Claims and Interests in connection with voting on the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims or Interests under the Plan for distribution purposes, and (c) shall not be binding on the Debtors, the Reorganized Debtors, or Holders of Claims or Interests for purposes other than voting on the Plan.

36. Substantive Consolidation. Pursuant to the Plan, which serves as a motion seeking entry of an Order substantively consolidating all of the Debtors’ Estates, the Debtors have been substantively consolidated, so that, under the Plan: (a) all assets and liabilities of the Debtors shall be treated as though they were merged into the Estates of the Debtors for all purposes associated with Confirmation and Consummation and (b) all guarantees by any Debtor of the obligations of any other Debtor shall be eliminated so that any Claim and any guarantee thereof by any other Debtor, as well as any joint and several liability of any Debtor with respect to any other Debtor shall be treated as one collective obligation of the Debtors. Substantive consolidation shall not affect the legal and organizational structure of the Reorganized Debtors or their separate corporate existences or any prepetition or postpetition guarantees, Liens, or security interests that are required to be maintained under the Bankruptcy Code, under the Plan, any contract, instrument, or other agreement or document pursuant to the Plan, or, in connection with contracts or leases that were assumed or entered into during the Chapter 11 Cases. Any alleged defaults under any applicable agreement with the Debtors, the Reorganized Debtors, or their Affiliates arising from substantive consolidation under the Plan shall be deemed cured as of the Effective Date. Notwithstanding the substantive consolidation provided for in the Plan and this Order, nothing shall affect the obligation of each and every Debtor to pay Quarterly Fees to the Office of the United States Trustee pursuant to 28 U.S.C. § 1930 until such time as a particular case is closed, dismissed, or converted.

37. General Settlement of Claims and Interests. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan. Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Holders of Allowed Interests in any Class are intended to be and shall be final.

38. Restructuring Transactions. On the Effective Date, the applicable Debtors or Reorganized Debtors shall enter into the Restructuring Transactions, including those described in the Restructuring Transactions Memorandum, and shall take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Reorganized Debtors, as and to the extent provided therein.

39. Continued Corporate Existence, Vesting of Assets in the Reorganized Debtors, and Mergers. On the Effective Date, the New Board shall be established, and the Reorganized Debtors, as applicable, shall adopt their New Organizational Documents and the Management Equity Incentive Plan, and shall enter into new employment agreements on the terms set forth in the Plan Supplement. The Reorganized Debtors shall be authorized to adopt any other agreements, documents, and instruments and to take any other actions contemplated under the Plan or this Order as necessary to consummate the Plan. On the Effective Date or as soon as reasonably practicable thereafter, the Debtors or Reorganized Debtors shall consummate, pursuant to section 1123(a)(5)(D) of the Bankruptcy Code, those transactions and sales of property set forth in the Plan Supplement.

40. Existing Letters of Credit. On the Effective Date, all Existing Letters of Credit shall be replaced or cash collateralized (in Cash in an amount equal to 103% of the face amount of such Existing Letters of Credit).

41. Sources of Consideration for Plan Distributions. The Reorganized Debtors shall fund distributions with Cash on hand, including Cash from operations, the New ABL Facility, and the New Money First Lien Term Loan.

(a) New ABL Facility. On the Effective Date, the Reorganized Debtors are authorized to enter into the New ABL Facility on substantially the same terms as set forth in the Plan Supplement.

(b) New Money First Lien Term Loan. On the Effective Date, the Reorganized Debtors are authorized to enter into the New Money First Lien Term Loan on substantially the same terms as set forth in the Plan Supplement.

(c) Issuance of New Take-Back Notes. On the Effective Date, the Reorganized Debtors are authorized to issue the New Take-Back Notes to the Senior Secured Noteholders on substantially the same terms as set forth in the Plan Supplement.

(d) Issuance of New Common Equity. The issuance of the New Common Equity, including options, or other equity awards, if any, reserved for the Management Equity Incentive Plan, by New NBC is authorized without the need for any further corporate action or without any further action by the Holders of Claims or Interests. New NBC shall be authorized to issue a certain number of shares of New Equity to be determined, pursuant to its New Organizational Documents. On the Effective Date, or as soon as reasonably practicable thereafter, the Debtors shall issue all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan. All of the shares of New Common Equity issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan or this Order applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. For purposes of distribution, the New Common Equity shall be deemed to have the value assigned to it based upon, among other things, the Reorganized Debtors Total Enterprise Value, regardless of the date of distribution. The holders of New Common Equity and the Debtors shall be parties to the Registration Rights Agreement, obligating the Reorganized Debtors to register for resale certain shares of the New Common Equity under the Securities Act in accordance with the terms set forth in the Registration Rights Agreement.

(e) Issuance of New Warrants. New NBC shall issue the New Warrants to the Holders of Claims in Class 4. All of the New Warrants issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan or this Order applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

(f) Intercompany Account Settlement. The Debtors and the Reorganized Debtors, as applicable, shall be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan. Except as set forth in the Plan and this Order, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of the Plan or this Order.

(g) Securities Exemption. Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Common Equity, the New Take-Back Notes, the New Money First Lien Term Loan, and the New Warrants, as contemplated by Article III.B of the plan to Classes 1 and 4 and the exercise of the New Warrants under the Plan, in each case, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of Securities. The exercise of Backstop Commitment rights shall be exempt pursuant to section 4(2) of the Securities Act. The Reorganized Debtors and New NBC shall be considered successors to the debtor under section 1145 of the Bankruptcy Code. In addition, subject to the Registration Rights Agreement, the New Money First Lien Term Loan and the New Organizational Documents, as applicable, pursuant to section 1145 of the Bankruptcy Code, the New Common Equity, New Take-Back Notes, New Money First Lien Term Loan, the New Warrants and the New Common Equity issued upon exercise of the New Warrants will be freely tradable in the U.S. by the recipients thereof, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) on the Securities Act, and compliance with applicable securities laws and any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments.

42. Corporate Existence. Except as otherwise provided in the Plan or this Order, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law).

43. Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan or this Order or any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens securing obligations under the New ABL Facility, New Money First Lien Term Loan, New Take-Back Notes, and the Liens securing obligations on account of Other Secured Claims that are Reinstated pursuant to the Plan). On and after the Effective Date, except as otherwise provided in the Plan or this Order, each of the Reorganized Debtors may operate their business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

44. Cancellation of Securities and Agreements. On the Effective Date, except to the extent otherwise provided in the Plan or this Order, all notes, instruments, certificates, and other documents evidencing Claims or Interests, including 8.625% Notes Claims, AcqCo Notes Claims, Senior Secured Notes Claims, Subordinated Securities Claims, and credit agreements, shall be deemed cancelled and surrendered without any need for a Holder to take further action with respect to any note(s) or security and the obligations of the Debtors or Reorganized Debtors, as applicable, thereunder or in any way related thereto shall be deemed satisfied in full and discharged, and the Indenture Trustees shall be released from all duties thereunder; provided, however, that notwithstanding Confirmation or Consummation, any such indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of (i) allowing Holders to receive distributions under the Plan, (ii) allowing the Indenture Trustees to make the distributions to be made on account of the Senior Secured Notes and the 8.625% Notes, as applicable, and (iii) permitting the Indenture Trustees to assert their respective Indenture Trustee Charging Liens against such distributions under the Plan for payment of the Indenture Trustee Fees; provided, further, however, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, this Order, or the Plan, or result in any expense or liability to the Reorganized Debtors, as applicable; provided further, however, that the foregoing shall not affect the cancellation of shares issued pursuant to the Restructuring Transactions nor any other shares held by one Debtor in the capital of another Debtor. Subject to the preceding sentence, the Indenture Trustees and their agents, successors, and assigns shall be discharged of all of their obligations associated with the Indentures, as applicable, and shall be released from all claims related to such obligations.

45. Corporate Action. Upon the Effective Date, all actions contemplated under the Plan and this Order shall be deemed authorized and approved in all respects, including: (a) adoption or assumption, as applicable, of the agreements with existing management; (b) selection of the directors and officers for the Reorganized Debtors; (c) the distribution of the New Common Equity; (d) implementation of the Restructuring Transactions as set forth in the Restructuring Transactions Memorandum; (e) adoption of the Management Equity Incentive Plan; (f) issuance of the New Take-Back Notes; (g) issuance of the New Warrants; (h) entry into the New ABL Facility; (i) entry into the New Money First-Lien Term Loan; (j) adoption of the Registration Rights Agreement; and (k) all other actions contemplated under the Plan or this Order (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan and this Order involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors or the Reorganized Debtors. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors and the Reorganized Debtors, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan and this Order (or necessary or desirable to effect the transactions contemplated under the Plan and this Order) in the name of and on behalf of the Reorganized Debtors, including the New ABL Facility, New Money First Lien Term Loan, New Take-Back Notes Indenture, New Warrants, and Registration Rights Agreement, as applicable, and any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by Article IV.K of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law. The issuance of the New Common Equity shall be exempt from the requirements of section 16(b) of the Securities Exchange Act of 1934 (pursuant to Rule 16b-3 promulgated thereunder) with respect to any acquisition of such securities by an officer or director (or a director deputized for purposes thereof) as of the Effective Date.

46. New Organizational Documents. On or immediately prior to the Effective Date, each of the Reorganized Debtors will file its New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state, province, or country of incorporation in accordance with the corporate laws of the respective state, province, or country of incorporation. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the New Organizational Documents will prohibit the issuance of non-voting equity securities. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents and other constituent documents as permitted by the laws of their respective state, province, or country of incorporation and its respective New Organizational Documents.

47. Directors and Officers of the Reorganized Debtors. As of the Effective Date, the term of the current members of the board of directors of the Debtors shall expire, and the initial boards of directors, including the New Board, and the officers of each of the Reorganized Debtors shall be appointed in accordance with the respective New Organizational Documents.

The New Board shall consist of members that were disclosed in advance of Confirmation in the Debtors’ Plan Supplement [Docket No. 1163]. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors disclosed in advance of the Confirmation Hearing the identity and affiliations of any Person proposed to serve on the initial board of directors or be an officer of each of the Reorganized Debtors. To the extent any such director or officer of the Reorganized Debtors is an “insider” under the Bankruptcy Code, the nature of any compensation to be paid to such director or officer was also disclosed. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of the Reorganized Debtors.

48. Effectuating Documents; Further Transactions. On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

49. Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan or this Order to the contrary, the Reorganized Debtors and the Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

50. Section 1146 Exemption. Pursuant to section 1146 of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, or other similar tax or governmental assessment, and upon entry of this Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

51. Director and Officer Liability Insurance. On or before the Effective Date, the Reorganized Debtors will obtain sufficient liability insurance policy coverage for the six-year period following the Effective Date for the Debtors’ current and former directors and officers serving from and after the Petition Date.

52. Management Equity Incentive Program. On the Effective Date, the Debtors shall adopt the Management Equity Incentive Plan. The Management Equity Incentive Plan will cover 10% of the fully-diluted shares of New Common Equity in the Reorganized Debtors. On the Effective Date, the Management Equity Incentive Plan will provide for the issuance of 4% of the fully-diluted New Common Equity of the Reorganized Debtors, which will vest in four equal annual installments on each of the first four anniversaries of the Effective Date. The Chief Executive Officer will determine individual awards, in his discretion, based on a range (such range subject to the consent of the Senior Secured Notes Steering Committee, with such consent not to be unreasonably withheld). The Management Equity Incentive Plan will provide for the issuance to management upon the Effective Date of 2% of the fully-diluted New Common Equity of the Reorganized Debtors in the form of stock options, exercisable at Plan value, and will vest and become exercisable in annual installments, as determined by the New Board over a period that will not exceed four years. The New Board, in its sole discretion, will determine all remaining awards. The Management Equity Incentive Plan will also provide for the issuance to management of 1% of the fully-diluted New Common Equity of the Reorganized Debtors (the “CIC Grant”) upon the occurrence of a “Non-Steering Committee Change of Control” (as such term is to be defined in the New Take-Back Notes Indenture), solely to management members existing as of the Effective Date and still employed by the Reorganized Debtors as of the occurrence of the change of control event, provided, however, that such award shall only be triggered if the New Take-Back Notes remain extant immediately before the Non-Steering Committee Change of Control event. The Reorganized Debtors will determine the allocation of the CIC Grant among management. There shall, however, be no reallocation of a prospective recipient’s award among remaining management at such time as a prospective recipient leaves the employ of the Reorganized Debtors, and his/her prospective award is forfeited. Such award shall also be reduced Pro Rata if the non-affiliate change of control premium is lowered prior to the occurrence of a Non-Steering Committee Change of Control.

53. Employee and Retiree Benefits. In consideration for releasing all Claims and Interests, all employees that are party to employment, retirement, indemnification, and other agreements or arrangements with the Debtors in place as of the Effective Date, including the Debtors’ officers, directors, or employees, who will continue in such capacities or similar capacities after the Effective Date, or are party to variable incentive plans regarding payment of a percentage of annual salary based on performance goals and financial targets for certain employees identified as key leaders, top level managers, or sales leaders shall either: (a) have their current agreements assumed pursuant to the Plan; or (b) receive new employment agreements with the Reorganized Debtors, which shall have economic terms that are not less favorable to such employee than such employee’s current employment agreement, in form and substance reasonably satisfactory to the Senior Secured Notes Steering Committee or New Board, as applicable.

54. Preservation of Causes of Action. In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the following Causes of Action, which shall be deemed released and waived by the Debtors and Reorganized Debtors as of the Effective Date: (a) the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII; and (b) all Causes of Action that arise under (i) sections 544, 547, and 548 of the Bankruptcy Code and (ii) state fraudulent conveyance law, in each case, solely related to payments made in the 90 days prior to the Petition Date. The Reorganized Debtors may pursue the Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, the Disclosure Statement, or this Order to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan or this Order. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Reorganized Debtors reserve and shall retain the Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

55. Assumption and Rejection of Executory Contracts and Unexpired Leases. On the Effective Date, except as otherwise provided in the Plan or this Order, all Executory Contracts or Unexpired Leases not previously assumed or rejected pursuant to an order of the Bankruptcy Court will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts or Unexpired Leases that: (a) previously were assumed or rejected by the Debtors; (b) are identified on the Rejected Executory Contract and Unexpired Lease List; (c) are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; or (d) are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date. Entry of this Order by the Bankruptcy Court shall constitute approval of such assumptions and the rejection of the Executory Contracts or Unexpired Leases listed on the Rejected Executory Contract and Unexpired Lease List pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order. Each Executory Contract and Unexpired Lease assumed pursuant to Article V.A of the Plan or by any order of the Bankruptcy Court, which has not been assigned to a third party prior to the Confirmation Date, shall revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as such terms are modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law.

56. Post-Confirmation Assumption/Rejection. Notwithstanding anything to the contrary in the Plan or this Order, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the schedules of Executory Contracts and Unexpired Leases identified in Article V of the Plan and in the Plan Supplement at any time through and including 45 days after the Effective Date. To the extent the Debtors alter, amend, modify, or supplement the schedules of Executory Contracts and Unexpired Leases identified in Article V of the Plan and in the Plan Supplement, the Debtors will provide notice to each counterparty to an affected Executory Contracts (collectively, the “Moved Contracts”) within five (5) days of such decision.

(a) The notice to counterparties to Moved Contracts that the Debtors intend to assume (the “Assumption Notice”) shall contain a proposed amount to cure any unpaid monetary obligations arising under such Moved Contracts (the “Cure Amount”). The Assumption Notice shall provide that any objection to a Cure Amount or to the assumption of a Moved Contract must be: (a) be in writing; (b) conform to the Bankruptcy Rules, the Local Bankruptcy Rules, and any orders of the Bankruptcy Court; (c) state the name and address of the objecting party and the amount and nature of the Claim or Interest of such Entity; (d) state the amount proposed by the objecting party that would otherwise resolve its objection to the Cure Amount, if applicable; (e) be Filed with the Bankruptcy Court on or before the date that is fourteen (14) days after receipt of the Assumption Notice (the “Moved Contract Cure Objection Deadline”); and (f) be Filed, contemporaneously with a proof of service, with the Bankruptcy Court and served so that it is actually received no later than the Moved Contract Cure Objection Deadline by the Debtors.

(b) All proofs of Claim with respect to Claims arising from the rejection of Moved Contracts, if any, must be Filed with the Bankruptcy Court within 30 days from the effective date of rejection of such Moved Contract, which effective date and the deadline for filing any proofs of Claim arising from the rejection of a Moved Contract shall be specified in the notice provided by the Debtors. Any Claims arising from the rejection of Moved Contracts not Filed within such time will be automatically disallowed, forever barred from assertion and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order or approval of the Bankruptcy Court.

57. Indemnification Obligations. All indemnification provisions, consistent with applicable law, currently in place (whether in the by-laws, certificates of incorporation, board resolutions, indemnification agreements, or employment contracts) for the current and former directors, officers, employees (each of the foregoing serving in such capacity after the Petition Date), attorneys, accountants, investment bankers, and the Debtors shall be assumed by the applicable Debtor, effective as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code, to the extent such Indemnification Obligation is executory, unless such Indemnification Obligation previously was rejected by the Debtors pursuant to a Final Order or is the subject of a motion to reject pending on the Effective Date. Each Indemnification Obligation that is assumed, deemed assumed, honored, or reaffirmed shall remain in full force and effect, shall not be modified, reduced, discharged, impaired, or otherwise affected in any way, and shall survive Unimpaired and unaffected, irrespective of when such obligation arose.

58. Claims Based on Rejection of Executory Contracts or Unexpired Leases. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or this Order, if any, must be filed with the Bankruptcy Court within 30 days after the later of (a) the date of entry of an order of the Bankruptcy Court (including this Order) approving such rejection, (b) the effective date of such rejection, or (c) the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.B.5 of the Plan.

59. Cure of Defaults for Executory Contracts and Unexpired Leases Assumed. Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding (a) the amount of any payments to cure such a default, (b) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (c) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

60. Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases. Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases.

61. Insurance Policies. Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan or this Order, on the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims.

62. Modifications, Amendments, Supplements, Restatements, or Other Agreements. Unless otherwise provided in the Plan or this Order, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

63. Reservation of Rights. Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Rejected Executory Contract and Unexpired Lease List, nor anything contained in the Plan or this Order, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Reorganized Debtors has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have 30 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease. In the event the Debtors or the Reorganized Debtors, as applicable, elect to alter their treatment of any contract or lease pursuant to the preceding sentence, the provisions of Paragraph 56 of this Order shall apply to the extent applicable to such altered treatment.

64. Nonoccurrence of Effective Date. In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

65. Contracts and Leases Entered Into After the Petition Date. Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtors liable thereunder in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of this Order.

66. Distributions Under the Plan. All distributions under the Plan shall be made in accordance with Article VI of the Plan.

67. Undeliverable Distributions and Unclaimed Property. In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or Interest in property shall be discharged and forever barred.

68. Operation as of the Effective Date. As of the Effective Date, unless otherwise provided in the Plan or this Order, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property and settle and compromise Claims and Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code.

69. Discharge of Claims and Termination of Interests. Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or this Order or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan or this Order shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim or Proof of Interest based upon such debt, right, or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan. Any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date. This Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

70. Release of Liens. Except as otherwise provided in the Plan or this Order or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to reinstate in accordance with Article III.B.2 of the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns.

71. Releases by the Debtors. Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or this Order, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any claim or interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan and related Disclosure Statement, Restructuring Documents or related agreements, instruments or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct or gross negligence.

72. Releases by Holders of Claims and Interests. As of the Effective Date, except as otherwise provided in the Plan or this Order, the Releasing Parties are deemed to have released and discharged the Debtors, the Reorganized Debtors, their Estates, and the Released Parties from any and all claims, interests, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any claim or interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the related Disclosure Statement, the related Plan Supplement and Restructuring Documents, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct or gross negligence. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

73. Exculpation. The Bankruptcy Court has jurisdiction under 28 U.S.C. §1334(a) and (b) to approve the exculpation set forth in Article VIII.E of the Plan. In addition, section 105(a) of the Bankruptcy permits the approval of the exculpation set forth in Article VIII.E of the Plan, when, as here, such provision is essential to the formulation and implementation of the Plan as provided in section 1123 of the Bankruptcy Code, confers material benefits on the Debtors’ estate, is fair and reasonable, and is in the best interests of the Debtors, their estates, and Holders of Claims and Interests. Except as otherwise specifically provided in the Plan or this Order, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any claim, obligation, Cause of Action, or liability for any Exculpated Claim, except for gross negligence or willful misconduct (including actual fraud), but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Debtors and the Reorganized Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys) and the Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation and distribution of the New ABL Facility, the New Money First Lien Term Loan, the New Take-Back Notes, the New Common Equity, and the New Warrants pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. Based upon the record of the Chapter 11 Cases and the evidence proffered at the Confirmation Hearing, this Court finds that the exculpation set forth in Article VIII.E of the Plan is consistent with Bankruptcy Code and applicable law.

74. Injunction. The Bankruptcy Court has jurisdiction under 28 U.S.C. §1334(a) and (b) to issue the injunction set forth in Article VIII.F of the Plan. In addition, section 105(a) of the Bankruptcy permits the approval of the injunction set forth in Article VIII.F of the Plan, when, as here, such provision is essential to the formulation and implementation of the Plan as provided in section 1123 of the Bankruptcy Code, confers material benefits on the Debtors’ estate, is fair and reasonable, and is in the best interests of the Debtors, their estates, and Holders of Claims and Interests. Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan (including any obligations under the New ABL Facility, the New Money First Lien Term Loan, the New Take-Back Notes, the New Common Equity, the New Warrants, and documents and instruments related thereto), or Confirmation Order, all Entities who have held, hold, or may hold claims or interests that have been released pursuant to Article VIII.C or Article VIII.D of the Plan, discharged pursuant to Article VIII.A of the Plan, or are subject to exculpation pursuant to Article VIII.E of the Plan are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, or the Exculpated Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property or Estates of such Entities on account of or in connection with or with respect to any such claims or interests unless such Entity has timely asserted such setoff right in a document Filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan. Based upon the record of the Chapter 11 Cases and the evidence proffered at the Confirmation Hearing, the Bankruptcy Court finds that the injunction set forth in Article VIII.F of the Plan is consistent with Bankruptcy Code and applicable law.

75. Protections Against Discriminatory Treatment. Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

76. Setoffs. Except as otherwise expressly provided for in the Plan or this Order, each Reorganized Debtor pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or the Reorganized Debtors, as applicable, may hold against the Holder of such Allowed Claim, to the extent such claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such claims, rights, and Causes of Action that such Reorganized Debtor may possess against such Holder. In no event shall any Holder of Claims be entitled to set off any Claim against any claim, right, or Cause of Action of a Debtor or a Reorganized Debtor, as applicable, unless such Holder has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff.

77. Recoupment. In no event shall any Holder of Claims or Interests be entitled to recoup any Claim against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

78. Subordination Rights. The classification and treatment of all Claims and Interests under the Plan shall conform to and with the respective contractual, legal, and equitable subordination rights of such Claims and Interests, and any such rights shall be settled, compromised, and released pursuant to the Plan.

79. Term of Injunction or Stays. Unless otherwise provided in the Plan or in this Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or this Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or this Order shall remain in full force and effect in accordance with their terms.

80. Reorganized Debtors’ Total Enterprise Value. The Reorganized Debtors’ Total Enterprise Value is approved solely for purposes of Confirmation. The Reorganized Debtors’ Total Enterprise Value is based upon the assumptions discussed in the Disclosure Statement; however, management revises projections from time to time, which may affect the Reorganized Debtors’ Total Enterprise Value.

81. Conditions to Effective Date. The Plan shall not become effective unless and until the conditions set forth in Article IX.B of the Plan have been satisfied or waived pursuant to Article IX.C of the Plan. If Consummation does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan, the Disclosure Statement, or this Order shall: (a) constitute a waiver or release of any claims by the Debtors, Holders of Claims, or Holders of Interests or any Causes of Action; (b) prejudice in any manner the rights of the Debtors, any Holders, or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders, or any other Entity in any respect, including with respect to substantive consolidation and similar arguments.

82. Retention of Jurisdiction. The Bankruptcy Court may properly, and upon the Effective Date shall, retain exclusive jurisdiction over the matters arising in, and under, and related to, the Chapter 11 Cases, as set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code.

83. Additional Documents. Pursuant to Article XII.B of the Plan, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, with the consent of the Senior Secured Notes Steering Committee, such consent not to be unreasonably withheld, and all Holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

84. Payment of Statutory Fees. On the Effective Date, and thereafter as may be required, the Disbursing Agent shall pay all fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

85. Plan Supplement. The documents contained in the Plan Supplement, and any amendments, modifications, and supplements thereto, and all documents and agreements introduced into evidence by the Debtors at the Confirmation Hearing (including all exhibits and attachments thereto and documents referred to therein), and the execution, delivery, and performance thereof by the Reorganized Debtors, are authorized and approved when they are finalized, executed, and delivered. Without further order or authorization of the Bankruptcy Court, the Debtors, Reorganized Debtors, and their successors are authorized and empowered to make all modifications to all documents included as part of the Plan Supplement that are consistent with the Plan, including Article IX.B.2 of the Plan. Execution versions of the documents comprising the Plan Supplement shall constitute legal, valid, binding, and authorized obligation of the respective parties thereto, enforceable in accordance with their terms and, to the extent applicable, shall create, as of the Effective Date, all liens and security interests purported to be created thereby.

86. Return of Adequate Assurance Deposit. No later than five business days following the date of entry of this Order, all funds in the Adequate Assurance Deposit Account established by the Debtors pursuant to the Final Order Determining Adequate Assurance of Payment for Future Utility Services [Docket No. 194] shall be returned to the Debtors.

87. Michigan Department of Treasury. Nothing in the Debtors’ Chapter 11 Cases, the Confirmation Order, the Plan, the Bankruptcy Code (including section 1141 thereof) or any other document filed in the Chapter 11 Cases shall in any way be construed to discharge, release, limit, or relieve the Debtors, Reorganized Debtors, Released Parties, Exculpated Parties, or any other party, in any capacity, from any liability or responsibility with respect to any claim arising under state tax law, the environmental laws or any criminal laws of the United States or any state and local authority against the Released Parties or Exculpated Parties. The United States or any state or local taxing authority shall not be enjoined or precluded by any of the provisions of the Confirmation Order, the Plan, the Bankruptcy Code, or any other document filed in the Chapter 11 Cases from enforcing such liability or responsibility.

88. Consenting Cross Holders. Pursuant to section 4(h)(ii) of the Plan Support Agreement, the Debtors shall pay all reasonable and documented fees and expenses incurred by the Consenting Cross Holders, up to $1.75 million, for their employment of counsel and financial advisors, with the following allocation: (a) $750,000 to Milbank, Tweed, Hadley & McCoy LLP (“Milbank”); and (b) $1.0 million to Willkie Farr & Gallagher LLP (“Willkie Farr”) and The Blackstone Group, L.P. (“Blackstone”), with the allocation of such amount to be agreed upon amongst Willkie Farr and Blackstone; provided, that, to the extent Willkie, Blackstone, and Milbank are holding amounts paid by the Debtors on account of their prepetition retainers, the amounts to be paid pursuant to this Order shall be reduced by such amounts.

89. Internal Revenue Service. Notwithstanding any provision to the contrary in the Plan, the Confirmation Order, and any implementing Plan documents (collectively, the “Documents”), nothing shall: (1) affect the ability of the Internal Revenue Service (the “IRS”) to pursue any non-debtors to the extent allowed by non-bankruptcy law for any liabilities that may be related to any federal tax liabilities owed by the Debtors or the Estates; (2) affect the rights of the IRS to assert setoff and recoupment and such rights are expressly preserved; (3) discharge any claim of the IRS described in section 1141(d)(6) of the Bankruptcy Code; (4) require the IRS to allocate Plan distributions first to principal and then to interest; or (5) require the IRS to file an administrative claim in order to receive payment for any liability described in section 503(b)(1)(D) of the Bankruptcy Code. Each separate tax liability appearing on any proof of claim filed by or on behalf of the IRS is a separate claim for purposes of Article VII.H. To the extent the IRS’s Allowed Priority Tax Claims (including any penalties, interest or additions to tax entitled to priority under the Bankruptcy Code), if any, are not paid in full in cash on the Effective Date, the IRS’s Allowed Priority Tax Claims shall accrue interest commencing on the Effective Date at the rate and method set forth in 26 U.S.C. Sections 6621 and 6622. IRS administrative expense claims shall accrue interest and penalties as provided by non-bankruptcy law until paid in full. The Bankruptcy Court shall retain jurisdiction, but not exclusive jurisdiction, over IRS claims and issues arising therefrom to the extent allowed by applicable federal law. Moreover, notwithstanding any provision to the contrary in the Documents, the Debtors and the Reorganized Debtors agree that: (a) the IRS will not be bound by any characterizations, for tax purposes, of any transaction as set forth in the Documents; (b) the IRS shall not be bound by any characterizations, for tax purposes of any valuation of any property as set forth in the Documents and (c) they shall comply with the provisions of the Internal Revenue Code. Allowance of all IRS claims shall be determined in accordance with the applicable provisions of the Bankruptcy Code.

90. Nexcom. Notwithstanding any provision in the Plan, this Order, or any implementing Plan documents (collectively, “Documents”), any contracts, agreements or other interests (collectively, “Agreements”) with the U.S. Department of Defense, through its Navy Exchange Service Command (“NEXCOM”), shall be treated, paid, determined and administered in the ordinary course of business as if the Debtors’ bankruptcy cases were never filed and the Debtors and the Reorganized Debtors shall comply with all applicable non-bankruptcy law, regulations and statutes. Moreover, without limiting the foregoing, nothing in the Documents shall be interpreted to set cure amounts or to require NEXCOM to novate or otherwise consent to the transfer of the Agreements. NEXCOM’S rights to offset or recoup any amounts due under, or relating to, the Agreements are expressly preserved.

91. Texas Ad Valorem Taxing Jurisdictions. To the extent that any claims for taxes by the County of Brazos, Texas, the County of Denton, Texas, the County of Erath, Texas, the County of Hays, Texas, Hill County Appraisal District, the County of Hill, Texas and City of Waco and/or Waco Independent School District (collectively, the “Ad Valorem Taxing Jurisdictions”) are administrative expenses of the estate, they shall be timely paid in full, and the Ad Valorem Taxing Jurisdictions shall retain any statutory liens they may otherwise hold under applicable non-bankruptcy law until the payment in full of any such taxes and any penalties or interest they may be entitled to under state law.

92. Taxing Authorities. Notwithstanding any provision in the Plan or this Order to the contrary: (a) Priority Tax Claims that become Allowed Priority Tax Claims following the Effective Date shall receive the present value of the Allowed Priority Tax Claim as of the Effective Date plus, from and after the Effective Date, postpetition interest at the rate of interest in the amount prescribed by section 511 of the Bankruptcy Code; (b) Priority Tax Claims that become Allowed Priority Tax Claims following the Effective Date shall be paid in full, in cash within 60 days thereafter; provided, however, that the Debtors are authorized, in accordance with section 1129(a)(9)(c) of the Bankruptcy Code, to satisfy such Allowed Priority Tax Claims in regular monthly installment payments over a period ending not more than five years after the Petition Date (the “Extended Payout Option”); provided, further, however, that if the

Debtors elect to satisfy Allowed Priority Tax Claims pursuant to the Extended Payout Option, the Debtors shall make the first payment on the Extended Payout Option no later than the first business day following the 60th day after the Effective Date; (c) the Debtors shall have the later of 60 days from entry of this Order for filing objections to Priority Tax Claims held by (i) the Texas Comptroller of Public Accounts, (ii) the Travis County Tax Collector, (iii) the Missouri Department of Revenue, (iv) the Lubbock Central Appraisal District, (v) the Michigan Department of Treasury, (vi) the Washington Department of Revenue, (vii) the Iowa Department of Revenue, (viii) the Mississippi Department of Revenue, (ix) the Oregon Department of Revenue, (x) the Texas Ad Valorem Taxing Jurisdictions, and (xi) the Ohio Department of Taxation (collectively the “Taxing Authorities”); (d) all postpetition tax returns shall be filed and paid in the ordinary course of business, and the Taxing Authorities shall not be required to file an Administrative Claim for postpetition priority taxes; (e) the Taxing Authorities may amend timely filed Proofs of Claim arising in connection with their Priority Tax Claims without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and the Debtors and Reorganized Debtors reserve all their rights to dispute such Priority Tax Claims (including on the basis of timeliness); and (f) upon the Debtors’ default in making any payment on account of an Allowed Priority Tax Claim, the Taxing Authorities, with written notice and following an opportunity by the Debtors to cure such default within 30 days of such notice, may (i) enforce the entire amount of its claim; (ii) exercise any and all rights and remedies under applicable nonbankruptcy law; and (iii) seek such relief an may be appropriate in this court.

93. Immediate Binding Effect. Pursuant to Article XII.A of the Plan, and subject to Article IX.B of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

94. Governmental Approvals Not Required. Except as otherwise specifically provided herein, this Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or other governmental authority with respect to the implementation or consummation of the Plan and Disclosure Statement, any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement.

95. Effectiveness of All Actions. All actions authorized to be taken pursuant to the Plan shall be effective on, prior to or after the Effective Date pursuant to this Order, without further application to, or order of the Bankruptcy Court, or further action by the respective officers, directors, members, or stockholders of the Debtors or Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, members, or stockholders.

96. Plan and Confirmation Order Mutually Dependent. This Order shall constitute a judicial determination and shall provide that each term and provision of the Plan is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (c) nonseverable and mutually dependent

97. Reversal. If any of the provisions of this Order are hereafter reversed, modified, or vacated by a subsequent order of the Bankruptcy Court or any other court, such reversal, modification, or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under, or in connection with, the Plan prior to receipt of written notice of such order by the Debtors. Notwithstanding any such reversal, modification, or vacatur of this Order, any such act or obligations incurred undertaken pursuant to, and in reliance on, this Order prior to the effective date of such reversal, modification, or vacatur shall be governed in all respects by the provisions of this Order, the Plan, all documents relating to the Plan, and any amendments or modifications to any of the foregoing.

98. Confirmation Order Supercedes. It is hereby ordered that this Order shall supercede any Bankruptcy Court orders issued prior to the Confirmation Date that may be inconsistent with this Order. Notwithstanding anything in this Order (including this paragraph 98) or the Plan to the contrary, nothing in this Order or the Plan shall be deemed to alter, amend, waive or impair any rights, benefits, remedies, claims or liens of the DIP Lenders under the DIP Facility and the documents and agreements related thereto, including (without limitation) the rights of the DIP Lenders to take any actions or exercise any remedies upon the occurrence of an Event of Default (as defined in the DIP Facility).

99. Notice of Entry of Confirmation Order. The Reorganized Debtors shall serve notice of entry of this Order pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c) on all Holders of Claims and Interests, the United States Trustee for the District of Delaware, and other parties in interest, by causing notice of entry of this Order to be delivered to such parties by first-class mail, postage prepaid, within 10 business days after entry of this Order. Such notice is adequate under the particular circumstances and no other or further notice is necessary.

100. Notice of Effective Date. As soon as reasonably practicable after the occurrence of the Effective Date, the Reorganized Debtors shall file notice of the Effective Date and shall serve a copy of same on all creditors and interest holders, the United States Trustee for the District of Delaware, and other parties in interest. Such notice is adequate under the particular circumstances and no other or further notice is necessary.

101. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

102. Recording. The Debtors and the Reorganized Debtors hereby are authorized to deliver a notice or short form of this Order, with the Plan attached, to any state or local recording officer, and such officer must accept for filing such documents or instruments without charging any stamp tax, recording tax, or other similar tax. Such notice: (a) shall have the effect of an order of the Bankruptcy Court; (b) shall constitute sufficient notice of the entry of this Order to such filing and recording officers; and (c) shall be a reasonable instrument notwithstanding any contrary provision of non-bankruptcy law. The Bankruptcy Court specifically retains jurisdiction to enforce the foregoing direction, by contempt or otherwise.

103. Conflicts Between This Order and the Plan. The provisions of the Plan and of this Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of this Order shall govern and any such provision of this Order shall be deemed a modification of the Plan and shall control and take precedence.

104. Final Order. This Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

Date: , 2012
Wilmington, Delaware	THE HONORABLE PETER J. WALSH UNITED STATES BANKRUPTCY JUDGE

Exhibit A

THE PLAN